                                                                     Exhibit 4.6

                                                               EXECUTION VERSION

Date:      November 14, 2006

To:        Wilmington Trust Company

From:      Morgan Stanley Capital Services Inc.

Subject:   ABOVE CAP LIQUIDITY FACILITY CONFIRMATION

                             REFERENCE NUMBER: SQCF7

Ladies and Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Interest Rate Cap Transaction entered into on the Trade Date referred to in Paragraph 2 below (the "Transaction") between
Morgan Stanley Capital Services Inc. ("Party A") and Wilmington Trust Company in
its capacity as Subordination Agent on behalf of the Trustee under the JetBlue
Airways (Spare Parts) G-1 Pass Through Trust ("Party B"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1.   The definitions and provisions contained in the 2000 ISDA Definitions and
     Annex to the 2000 ISDA Definitions (June 2000 Version) as published by the
     International Swaps and Derivatives Association, Inc. (as so supplemented, the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this
     Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the
     Definitions.

     This Confirmation supplements, forms a part of, and is subject to the 1992
     ISDA Master Agreement (Multicurrency - Cross Border) including the Schedule thereto, dated as of November 14, 2006 as amended and supplemented from time to time (collectively, the "Agreement"), between us. All provisions contained in the Agreement govern this Confirmation except as modified below. In the event of any inconsistency between the Agreement and this
     Confirmation, this Confirmation will govern. Capitalized terms not otherwise defined in the Agreement or this Confirmation shall have the meanings ascribed to them in the Intercreditor Agreement dated as of
     November 14, 2006 among Wilmington Trust Company, as Trustee under the
     JetBlue Airways (Spare Parts) G-1 Pass Through Trust and JetBlue Airways
     (Spare Parts) B-1 Pass Through Trust and under various other JetBlue
     Airways (Spare Parts) Pass Through Trusts which may be created from time to time hereafter, the Initial Primary Liquidity Provider, Initial Above-Cap
     Liquidity Provider and Initial Policy Provider executing such agreement as such, the Additional Primary Liquidity Provider(s), Additional Above-Cap
     Liquidity Provider(s) and Additional Policy Provider(s), if any, which may from time to time hereafter become parties thereto as therein provided, and
     Wilmington Trust Company, as Subordination Agent (the "Intercreditor
     Agreement") as each such term relates to, and is used in the context of, the Class G-1 Certificates

                                      -1-

     and not to any other Class of Certificates. The Agreement and the
     Confirmation will be governed by and construed in accordance with the laws of the State of New York.

     Each of Party A and Party B represents to the other that it has entered into this Transaction in reliance upon such independent accounting, regulatory, legal, tax and financial advice as it deems necessary and not upon any view expressed by the other.

2.   Party A and Party B by this Confirmation are entering into a Transaction
     (the "Above-Cap Liquidity Facility") that provides an irrevocable interest rate cap. The terms of the Above-Cap Liquidity Facility are as follows:

General Terms:

   Transaction Type:             Interest Rate Cap Transaction

   Notional Amount:              The Pool Balance for the Class G-1 Certificates
                                 from time to time. The Notional Amount as of
                                 any Floating Rate Payer Payment Date shall be
                                 determined before giving effect to any
                                 distributions on such Class G-1 Certificates on
                                 such Floating Rate Payer Payment Date.

   Trade Date:                   November 7, 2006

   Effective Date:               November 14, 2006

   Termination Date:             The first Business Day following the earlier of
                                 (i) January 2, 2016 and (ii) the date on which
                                 payment in full of Final Distributions with
                                 respect to the Class G-1 Certificates has been
                                 made.

   Currency Unit:                USD

   Business Day/Local Business   "Business Day" as defined in the Intercreditor
   Day:                          Agreement for all purposes under the Agreement.

   Business Day Convention:      Following

Fixed Amounts:

   Fixed Amount Payer:           Party B

   Fixed Amount Payer Payment    Effective Date
   Date:

   Fixed Amount:                 As set forth in a separate letter agreement
                                 between Party A and Party B.

Floating Amounts:

   Floating Rate Payer:          Party A

                                      -2-

   Floating Amount:              On each Floating Rate Payer Payment Date on
                                 which (i) the Floating Rate Option exceeds the
                                 Cap Rate and (ii) a Drawing Event (as defined
                                 below) has occurred, the Floating Amount shall
                                 be calculated as follows:

                                 In the event that either (a) the Available
                                 Amount under the Primary Liquidity Facility
                                 (before giving effect to any Interest Drawing
                                 to be made on such Payment Date) is greater
                                 than zero or (b) the amount on deposit in the
                                 Primary Cash Collateral Account (before giving
                                 effect to any withdrawals to be made from such
                                 account on such Payment Date) is greater than
                                 zero, the Floating Amount shall equal the
                                 Above-Cap Payment for such date.

                                 In the event that both statements in clauses
                                 (a) and (b) above are not true, then the
                                 Floating Amount shall equal zero.

   Period End Dates:             Each April 2, July 2, October 2 and January 2,
                                 commencing on January 2, 2007 and ending on the
                                 Termination Date, subject to adjustment in
                                 accordance with the Following Business Day
                                 Convention.

   Floating Rate Payer Payment   Each day that is a Period End Date and any
   Dates:                        Special Distribution Date not coinciding with a
                                 Period End Date on which a distribution of
                                 interest is, by the terms of the Intercreditor
                                 Agreement, to be made on the Class G-1
                                 Certificates.

   Floating Rate Option:         USD-LIBOR-BBA; provided that, if the relevant
                                 rate does not appear on the Telerate Page 3750,
                                 the rate shall be "LIBOR" as defined in the
                                 Intercreditor Agreement; and provided further
                                 that the Floating Rate Option shall be deemed
                                 to equal the Cap Rate during such period as the
                                 Stated Interest Rate applicable to the Class
                                 G-1 Certificates is subject to the Capped
                                 Interest Rate pursuant to the proviso in the
                                 definition of "Stated Interest Rate" in the
                                 Intercreditor Agreement.

   Cap Rate:                     10%

   Designated Maturity:          3-Month

   Spread:                       None

   Floating Rate Day Count       Actual/360
   Fraction:

   Reset Dates:                  The first day of the relevant Calculation
                                 Period.

   Compounding:                  Inapplicable

   Notice:                       Party B shall, on or before 12:00 p.m. (New
                                 York time) on each Floating Rate Payer Payment
                                 Date, provide Party A with notice

                                      -3-

                                 of the then-current Pool Balance of the Class
                                 G-1 Certificates and the Floating Amount
                                 payable, if any, together with, if such
                                 Floating Amount is payable, the certification
                                 referred to in the final sentence of Section
                                 3.5(a) of the Intercreditor Agreement.

3.   Role of Party A; Role of Calculation Agent

     (i)  Party B acknowledges that: (a) in connection with this Transaction and this Agreement, Party A has acted in the capacity of an arm's-length contractual counterparty and not as its financial advisor or fiduciary; and (b) in exercising its rights or performing any of its duties under this Agreement, Party A will act as principal and not as a fiduciary of Party B.

     (ii) Whenever the Calculation Agent is required to act or exercise judgment in any way, it will do so in good faith and in a commercially reasonable manner. The calculations and determinations of the
          Calculation Agent shall be made in accordance with terms of this
          Confirmation having regard in each case to the criteria stipulated herein.

4.   Credit Downgrade/Replacement of Above-Cap Liquidity Provider

     In the event the relevant credit rating of Morgan Stanley or any successor or permitted assignee as Liquidity Guarantor issued by any Rating Agency at any time is lower than the applicable Threshold Rating ("Credit Downgrade") or an
Event of Default specified in Section 5(a)(iii)(2) or 5(a)(iii)(3) of the
Agreement ("Credit Support Event") occurs, Party A may, within ten days, at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to enter into and deliver to Party B a Replacement Above-Cap Liquidity Facility
for the Above-Cap Liquidity Facility. If Party A does not arrange for such replacement and if this Above-Cap Liquidity Facility has not otherwise been replaced by JetBlue Airways Corporation (at the expense of JetBlue Airways
Corporation) in accordance with the terms of Section 3.5(c)(iv) of the
Intercreditor Agreement, then (i) in the case of a Credit Support Event, such
10th day (or if such 10th day is not a Business Day, the next succeeding
Business Day) shall be designated an "Early Termination Date" and Part 1(j) of the Schedule to the Agreement will apply to Party A and (ii) in the case of a
Credit Downgrade, Part 1(j) of the Schedule to the Agreement will apply to Party
A as if such 10th day (or if such 10th day is not a Business Day, the next succeeding Business Day) were designated an "Early Termination Date".

5.   Additional Definitions

     "Drawing Event" shall mean an event on any Distribution Date that is not a date on which Final Disposition proceeds are being distributed and where Party
B, after giving effect to the subordination provisions of the Intercreditor
Agreement and any Election Interest Payments made by the Policy Provider (but without regard to drawings under the Primary Liquidity Facility or withdrawals from the Primary Cash Collateral Account or Above-Cap Account or under the
Policy (other than Election Interest Payments)), shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class G Certificates.

     "Threshold Rating" shall mean, for purposes of this Agreement, the short-term unsecured debt rating of P-1 by Moody's and short-term issuer credit rating of A-1 by Standard & Poor's.

6.   Payments

                                      -4-

     Party A hereby irrevocably instructs Party B to make any payment due to
Party A directly to the account specified below in the name of Party A. Party B hereby irrevocably instructs Party A to make any payments of Floating Amounts and any Termination Amount due to Party B directly to the account specified below in the name of Party B. All payments by Party A of Floating Amounts and any Termination Amount due to Party B shall be made prior to 5:00 p.m. (New York
City time) on the date such payment is due without setoff, deduction, withholding, netting, or any other reduction.

7.   Account Details

Payments to Party A:   Citibank, New York
                       ABA#: 021 000 089
                       Account#: 4072 4601
                       Reference: Morgan Stanley Capital Services Inc.

Payments to Party B:   Wilmington Trust Company
                       ABA#: 031100092
                       Account#: 078649-001
                       Reference: Jet Blue 2006 Spare Parts G-1 Above Cap

8.   Offices

     The Office of Party A for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement. The Office of
Party B for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement.

9.   Counterparts

     This Confirmation may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same
Confirmation.

                      [Signatures follow on separate pages]

                                      -5-

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                         Yours sincerely,

                                         MORGAN STANLEY CAPITAL SERVICES INC.

                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------

                                                          Above-Cap Confirmation

Confirmed as of the date first written above:

WILMINGTON TRUST COMPANY
in its capacity as Subordination Agent
on behalf of the Trustee under the
JetBlue Airways (Spare Parts) G-1
Pass Through Trust

By:
    ---------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

                                                          Above-Cap Confirmation